UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): January 5, 2007
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 5, 2007, Terremark Worldwide, Inc. (“TWW”), entered into a Purchase Agreement with Credit Suisse, Cayman Islands Branch and Credit Suisse, International (the “Purchasers”), the guarantors named therein, and the agent named therein, for the sale of (i) $10 million aggregate principal amount of TWW’s Senior Subordinated Secured Notes due June 30, 2009 (the “Series A Notes”) to Credit Suisse, Cayman Islands Branch, and (ii) $4 million in aggregate principal amount of TWW’s 0.5% Senior Subordinated Convertible Notes due June 30, 2009 to Credit Suisse, International (the “Series B Notes”) issued pursuant to an Indenture between TWW and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). TWW and its subsidiaries are subject to certain covenants and restrictions specified in the Purchase Agreement with the Purchasers, including covenants that restrict their ability to pay dividends, make certain distributions or investments and incur certain indebtedness.
     The Series A Notes bear interest at the Eurodollar Rate, as calculated under terms of the Series A Note, plus 8.00% (increasing on January 1, 2009 to the Eurodollar Rate plus 9.00% through the maturity date). All interest under the Series A Notes is “payable in kind” and will be added to the principal amount of the Series A Notes quarterly beginning March 30, 2007. The Series A Notes are secured by substantially all of TWW’s and its subsidiaries’ assets pursuant to the terms of the Security Agreement dated January 5, 2007 among TWW, the guarantors named therein and Credit Suisse, Cayman Islands Branch, as agent (the “Security Agreement”).
     The Series B Notes bear interest at 0.5% per annum for the first 24 months increasing thereafter to 1.50% until maturity. All interest under the Series B Notes is “payable in kind” and will be added to the principal amount of the Series B Notes semi-annually beginning July 1, 2007. The Series B Notes are convertible into shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”) at the option of the holders, at $8.14 per share subject to certain adjustments set forth in the Indenture.
     If there is a change in control of TWW, the holders of the Series A and Series B Notes have the right to require TWW to repurchase their notes in cash at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest. TWW may, at its option, redeem the Series A Notes, in whole or in part at any time prior to the stated maturity, at the then outstanding balance of such notes (including interest that has accreted to principal) plus accrued but unaccreted interest. TWW may redeem, at its option, all of the Series B Notes on any interest payment date after June 5, 2007 at a redemption price equal to (i) certain amounts set forth in the Indenture (expressed as percentages of the principal amount outstanding on the date of redemption), plus (ii) the amount (if any) by which the fair market value on such date of the Common Stock into which the Series B Notes are then convertible exceeds the principal amount of the Series B Notes on such date, plus (iii) accrued, but unpaid interest if redeemed during certain monthly periods following the closing date.
     TWW also paid an arrangement fee (the “Arrangement Fee”) to Credit Suisse, International as consideration for its services in connection with the Series B Notes, in the amount of 145,985 shares of Common Stock (the “Fee Shares”), which shares have a value of approximately $1,000,000. TWW also granted Credit Suisse, International certain registration rights pursuant to the Registration Rights Agreement dated January 5, 2007 in connection with the Common Stock underlying the Series B Notes and the Fee Shares, including the right to have such shares registered with the Securities and Exchange Commission (the “SEC”).
     The Series A Notes are subordinated to the Falcon Notes (as defined below) in the manner and to the extent set forth in the Subordination and Intercreditor Agreement dated as of January 5, 2007, among TWW, the subsidiary guarantors names therein, FMP Agency Services, LLC, as the senior agent to the senior creditors named therein, and Credit Suisse, Cayman Islands Branch, as subordinated agent and subordinated creditor (the “Series A Subordination Agreement”). The Series B Notes are subordinated to the Falcon Notes in the manner and to the extent set forth in the Subordination and Intercreditor Agreement dated as of January 5, 2007, among TWW, the subsidiary guarantors names therein, FMP Agency Services, LLC, as the senior agent to the senior creditors named therein, and the Bank of New York Trust Company, N.A. as subordinated agent to Credit Suisse, International, the subordinated creditor (the “Series B Subordination Agreement,” and collectively with the Series A Subordination Agreement, the “Subordination Agreements”).
     On January 5, 2007, TWW also entered into a capital lease facility commitment letter with Credit Suisse for lease financing in the amount of up to $13,250,000 (the “Lease Financing Commitment”) for certain specified properties. In connection with the Lease Financing Commitment, TWW is required to commence accruing a commitment fee of 550 basis points based on the available portion under the Lease Financing Commitment beginning on Janaury 5, 2007, in addition to the other terms and conditions described in the Lease Financing Commitment. If TWW elects any early buy-out option of the contemplated lease financings contemplated by the Lease Financing Commitment (as defined below), TWW is required to offer to repurchase the Series A Notes at an offer price in cash equal to 100% of the principal amount of thereof plus acrrued and unpaid interest as described in the Purchase Agreement.
     In connection with and consideration for the consent of the holders of the Falcon Notes to TWW’s issuance of the Series A Notes, Series B Notes and Lease Financing Commitment, on January 5, 2007, TWW entered into an Amendment, Consent and Waiver (the “Falcon Amendment”) that provides for certain amendments, consents and waivers to the terms of the Purchase Agreement dated December 31, 2004 among TWW, as issuer, the guarantors named therein, FMP Agency Services, LLC, as agent, and the purchasers named therein (collectively, the “Falcon Purchasers”) specifically the terms relating to the $30 million aggregate principal amount of TWW’s Senior Secured Notes due 2009 (the “Falcon Notes”). The Falcon Amendment provides for: (i) a reduction in the call premium from 7.5% to 5.0% immediately instead of on June 30, 2007 and (ii) an immediate 1.0% increase in the accrued interest rate followed by additional 0.25% quarterly interest rate increase for each quarter during the four (4) quarters beginning July 1, 2007; provided however, that in the event the Falcon Notes are redeemed prior to the first anniversary of the Falcon Amendment, a minimum of $300,000 in additional interest shall be required to be paid on the Falcon Notes in connection with any such early redemption.
     The foregoing summary of the Purchase Agreement, the Series A Notes, the Series B Notes, the Security Agreement, the Falcon Amendment, the Indenture, the Registration Rights Agreement, the Subordination Agreements and the Lease Financing Commitment is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 10.39 through 10.48 and incorporated herein by reference. A copy of the press release issued by TWW on January 8, 2007, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above.
Item 3.02 Unregistered Sales of Equity Securities.
     See Item 1.01 above. The Common Stock underlying the Series B Notes and the Fee Shares were issued in transactions exempt from registration with the SEC in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), SEC Rule 144/A, and/or Regulation D of the Securities Act.
Item 7.01 Regulation FD Disclosure
     On January 8, 2007, TWW issued a press release announcing TWW’s issuance of the Series A, Series B Notes and Lease Financing Commitment described above. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Item 7.01 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired
     Not applicable.

     (b) Pro Forma Financial Information
     Not applicable.
     (c) Shell Company Transactions
     Not applicable.
     (d) Exhibits

Exhibit
No.	Document

10.39	Purchase Agreement dated as of January 5, 2007, by and among Terremark Worldwide, Inc., as issuer, the guarantors named therein, the agent named therein, and each of the purchasers named therein.

10.40	Security Agreement dated as of January 5, 2007, by and among Terremark Worldwide, Inc., as issuer, the guarantors named therein and the agents named therein.

10.41	Registration Rights Agreement dated as of January 5, 2007 by and among Terremark Worldwide, Inc. and Credit Suisse International.

10.42	Indenture dated as of January 5, 2007 by Terremark Worldwide, Inc. and Bank of New York Trust Company, N.A., as trustee.

10.43
Amendment, Waiver and Consent dated January 5, 2007 to the Purchase Agreement dated as of December 31, 2004, by and among Terremark Worldwide, Inc., as Issuer, the guarantors named therein, FMP Agency Services, LLC, as agent, and each of the purchasers named therein.

10.44
Subordination and Intercreditor Agreement dated as of January 5, 2007, by and among Terremark Worldwide, Inc., the subsidiary guarantors names therein, FMP Agency Services, LLC, as the senior creditors named therein, and Credit Suisse, Cayman Islands Branch, as subordinated agent to the subordinated creditors named therein.

10.45
Subordination and Intercreditor Agreement dated as of January 5, 2007, by and among TWW, the subsidiary guarantors names therein, FMP Agency Services, LLC, as the senior agent to the creditors named therein, and Credit Suisse, International, as subordinated agent and the subordinated agent named therein.

10.46	Capital Lease Facility Commitment Letter by and between TWW and Credit Suisse Securities (USA) LLC and Credit Suisse, Cayman Islands Branch dated January 5, 2007.

10.47	Form of Note of Terremark Worldwide, Inc. issued to the Credit Suisse, Cayman Islands Branch.

10.48	Form of Note of Terremark Worldwide, Inc. issued to Credit Suisse, International.

99.1	Press Release issued January 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: January 11, 2007	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

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